Exhibit 21.1

                                  Subsidiaries

Name                                                    Jurisdiction of Incorporation            Ownership
----                                                    -----------------------------            ---------
China Organic Agriculture Limited                          British Virgin Islands                100% (direct)

Jilin Songyuan City ErMaPao Green Rice Limited                      China                        100% (indirect)